UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2018

Dova Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38135	81-3858961
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

240 Leigh Farm Road, Suite 245
Durham, North Carolina	27707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 748-5975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02                                           Results of Operations and Financial Condition.

On December 17, 2018, Dova Pharmaceuticals, Inc. (the “Company”) issued a press release announcing, preliminary estimates of fourth quarter net product sales and inventory held by specialty pharmacies as of December 31, 2018, as well as certain management changes discussed below. A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02 and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 Termination of Alex Sapir as President and Chief Executive Officer

On December 16, 2018, Alex Sapir was terminated as the Company’s President and Chief Executive Officer, effective immediately.  Mr. Sapir will continue to be an employee of the Company until December 29, 2018.

(c)                                  Appointment of David S. Zaccardelli as President and Chief Executive Officer

On December 16, 2018, the Company’s board of directors (the “Board”) appointed David S. Zaccardelli as the Company’s President and Chief Executive Officer, effective as of December 17, 2018 (the “Effective Date”).  Dr. Zaccardelli began service as the Company’s principal executive officer as of the Effective Date.

Prior to joining the Company, Dr. Zaccardelli, age 54, was the acting chief executive officer of Cempra, Inc. from December 2016 until November 2017. From 2004 until 2016, Dr. Zaccardelli served in several senior management roles at United Therapeutics Corporation, including chief operating officer, chief manufacturing officer and executive vice president, pharmaceutical development and operations. Prior to joining United Therapeutics, Dr. Zaccardelli founded and led a startup company focused on contract pharmaceutical development services, from 1997 through 2003. From 1988 to 1996, Dr. Zaccardelli worked at Burroughs Wellcome & Co. and Glaxo Wellcome, Inc. in a variety of clinical research positions. He also served as director of clinical and scientific affairs for Bausch & Lomb Pharmaceuticals from 1996 to 1997. Dr. Zaccardelli currently serves on the board of directors of Melinta Therapeutics, Inc., a public commercial-stage pharmaceutical company, as well as two privately held companies. Dr. Zaccardelli received a Pharm.D. from the University of Michigan.

There are no arrangements or understandings between Dr. Zaccardelli and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Dr. Zaccardelli and any of the Company’s other directors or executive officers.

Employment Agreement with Dr. Zaccardelli

In connection with his appointment as the Company’s President and Chief Executive Officer, Dr. Zaccardelli and the Company entered into an employment agreement, effective on the Effective Date (the “Employment Agreement”).

Pursuant to the terms of his Employment Agreement, Dr. Zaccardelli’s employment is at will and may be terminated at any time by the Company or Dr. Zaccardelli. Under the terms of the Employment Agreement, Dr. Zaccardelli is entitled to receive an annual base compensation of $750,000, comprised of salary and restricted stock units. From the Effective Date through December 31, 2019, Dr. Zaccardelli will be paid his base compensation in the form of a cash base salary of $250,000 and 82,372 restricted stock units, which is equal to $500,000 divided by the closing price of the Company’s common stock on the Nasdaq Global Market on December 19, 2019.  One-half of the restricted stock units will vest on June 28, 2019, one-fourth of the restricted stock units will vest on September 30, 2019 and the remaining one-fourth of the restricted stock units will vest on December 31, 2019, subject to Dr. Zaccardelli’s continuous service through each such date.  Following December 31, 2019, Dr. Zaccardelli’s base compensation will continue to be comprised of both cash and restricted stock units as set by the Board or compensation committee (the “Committee”) in their sole discretion.  In addition, Dr. Zaccardelli is eligible for an annual bonus of up to 50% of his annual base compensation based upon the Board’s assessment of Dr. Zaccardelli’s performance and the Company’s attainment of targeted goals as set by the Board in its sole discretion.

In accordance with the Employment Agreement, on December 19, 2019, the Company granted Dr. Zaccardelli an option to purchase 1,000,000 shares of common stock. One-fourth of the shares subject to the option will vest on December 17, 2019 (the first anniversary of the Effective Date) and the remaining shares vest in 36 equal monthly installments thereafter, subject to Dr. Zaccardelli’s continuous service through each such date. The exercise price for the stock option is $6.07 per share, which was the closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant. The stock option was approved as an inducement material to Dr. Zaccardelli becoming an employee of the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

Pursuant to his Employment Agreement, Dr. Zaccardelli is entitled to severance benefits if, after December 17, 2019, his employment is terminated without cause or if he resigns for good reason, subject to his execution of a release. If after December 17, 2019 but on or before December 17, 2020, Dr. Zaccardelli is terminated without cause or resigns for good reason, he is eligible to receive six months of continued base salary and premiums for continued health coverage. If after December 17, 2020, Dr. Zaccardelli is terminated without cause or resigns for good reason, he is eligible to receive 12 months of continued base salary and premiums for continued health coverage. If Dr. Zaccardelli is employed by the Company as of the closing of a Change in Control, as defined in the Company’s Amended and Restated 2017 Equity Incentive Plan, then all remaining shares of common stock underlying his outstanding options and restricted stock units will vest. Pursuant to his Employment Agreement, Dr. Zaccardelli also entered into a Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement with the Company.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

(e)                                  Amendment to Amended and Restated 2017 Equity Incentive Plan to add Inducement Pool; Form of Restricted Stock Unit Award

On December 19, 2018, the Committee adopted an amendment to the Company’s Amended and Restated 2017 Equity Incentive Plan (as amended, the “Amended Plan”), to be effective immediately, pursuant to which the Company reserved 1,250,000 shares of the Company’s common stock for issuance as inducement awards (the “Inducement Pool”). The only persons eligible to receive grants of Awards (as defined below) from the Inducement Pool are individuals who satisfy the standards for inducement grants under Nasdaq Marketplace Rule 5635(c)(4) and the related guidance under Nasdaq IM 5635-1, including individuals who were not previously an employee or director of the Company or are following a bona fide period of non-employment, in each case as an inducement material to such individual’s agreement to enter into employment with the Company. An “Award” is any right to receive the Company’s common stock from the Inducement Pool, consisting of nonstatutory stock options and restricted stock unit awards.

On December 19, 2018, the Committee also adopted a form of Restricted Stock Unit Grant Notice and Award Agreement for use under the Company’s Amended Plan.

The description above of certain terms of the Amended Plan is not complete and is qualified in its entirety by reference to the text of the Amended Plan, which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference. The form of Restricted Stock Unit Grant Notice and Award Agreement is attached as Exhibit 10.2.

Second Amended and Restated Non-Employee Director Compensation Policy

On December 19, 2018, the Board adopted a Second Amended and Restated Non-Employee Director Compensation Policy (the “Policy”), effective immediately.  Pursuant to the Policy, only directors that the Board has determined are Independent Directors as defined by Nasdaq Listing Rule 5605(a)(2) will be eligible to receive the compensation described in the Policy.  All other terms of the Policy remained unchanged and are described in the Company’s other filings with the Securities and Exchange Commission.

The description above of certain terms of the Policy is not complete and is qualified in its entirety by reference to the text of the Policy, which is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit
Number	Description
10.1	Amended and Restated 2017 Equity Incentive Plan, as amended
10.2	Form of Restricted Stock Unit Grant Notice and Award Agreement
10.3	Second Amended and Restated Non-Employee Director Compensation Policy
99.1	Press Release of Dova Pharmaceuticals, Inc. dated December 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2018	DOVA PHARMACEUTICALS, INC.

	By:	/s/ Mark W. Hahn
	Name:	Mark W. Hahn
	Title:	Chief Financial Officer